POWER OF ATTORNEY

THE STATE OF TEXAS(
		      (		KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF HARRIS  (


	The undersigned hereby constitutes and appoints Edward H. Ellis, Jr. and or Christopher L. Martin the undersigneds true and lawful attorney-in-fact and agent to:

 (1)	execute for and on behalf of the undersigned, in the
undersigned s capacity as an officer and/or director of HCC Insurance Holdings, Inc. (the Company), Forms 3, 4 and 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such attorney-in-facts discretion.

	The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of June, 2005.

							/s/  Robert F. Thomas

							   ROBERT F. THOMAS




THE STATE OF TEXAS	(
				(
COUNTY OF HARRIS		(

	BEFORE ME, the undersigned authority, on this day personally Appeared ROBERT F. THOMAS, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

	GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 20th day of June,
2005.


						/s/ Debra M. Green

						Notary Public, State of Texas
					Notarys printed name:  Debra M. Green
					Commission Expires:  March 9, 2007